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                                                                    EXHIBIT 23.3


               AWARENESS LETTER OF INDEPENDENT PUBLIC ACCOUNTANTS
               --------------------------------------------------

To the Board of Directors and Stockholders
NorStar Group, Inc.

We have reviewed, in accordance with standards established by the American Institute of Certified Public Accountants, the unaudited interim financial information of NorStar Group, Inc. for the periods ended March 31, 2000 and June 30, 2000, as indicated in our reports dated May 5, 2000 and August 8, 2000, respectively, because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your Quarterly Report on Form 10-QSB for the quarters ended March 31, 2000 and June 30, 2000, are being used in this Registration Statement on Form S-8.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933 (the "Act"), is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


                                             /s/ J.H. COHN LLP
                                             ----------------------
                                                J.H. Cohn LLP



Roseland, New Jersey
November 9, 2000